         As filed with the Securities and Exchange Commission on June 13, 1997

                                                 Registration No. 333-21631-02
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                ---------------
                            POST-EFFECTIVE AMENDMENT
                                     NO. 2
                                       ON
                                    FORM S-8
                                       TO
                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933*

                                ---------------

                             Cardinal Health, Inc.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

             Ohio                                      31-0958666
-------------------------------           ------------------------------------
(State or other jurisdiction of           (I.R.S. Employer Identification No.)
incorporation or organization)

   5555 Glendon Court, Dublin, Ohio                       43016
----------------------------------------                ----------
(Address of Principal Executive Offices)                (Zip Code)

                                ---------------

                   OWEN HEALTHCARE, INC. 401(k) SAVINGS PLAN
                            (Full title of the plan)

                                ---------------

                            George H. Bennett, Jr.,
            Executive Vice President, Secretary and General Counsel
                             Cardinal Health, Inc.
                               5555 Glendon Court
                               Dublin, Ohio 43016
                    (Name and address of agent for service)

                                 (614) 717-5000
          (Telephone number, including area code, of agent for service)

                                ---------------

                        CALCULATION OF REGISTRATION FEE

============================================================================================================================
Title of                       Amount                   Proposed                    Proposed                    Amount of
securities to                  to be                    maximum offering            maximum aggregate           registration
be registered                  registered(1)(2)         price per share(1)          offering price              fee
----------------------------------------------------------------------------------------------------------------------------
Common Shares,
without par value                300,000                       (3)                      (3)                        (3)
============================================================================================================================

(1) Also includes an indeterminable number of additional shares that may become issuable pursuant to the anti-dilution provisions of the Plan.

(2) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

(3) All filing fees payable in connection with the registration of the issuance of these securities were paid in connection with the filing of
     (a) preliminary proxy materials on Schedule 14A of Owen Healthcare, Inc. on December 24, 1996, and (b) the Registrant's Registration Statement (333-21631) on February 12, 1997.

* Filed as a Post-Effective Amendment on Form S-8 to such Form S-4 Registration Statement pursuant to the procedure described in Part II under "Introductory Statement."

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

                             INTRODUCTORY STATEMENT

         Cardinal Health, Inc. (the "Company" or the "Registrant") hereby amends its Registration Statement on Form S-4 (No. 333-21631) (the "Form S-4") by filing this Post-Effective Amendment No. 2 on Form S-8 ("Amendment No. 2") with respect to up to 300,000 of the Registrant's Common Shares, without par value ("Common Shares"), issuable in connection with the Owen Healthcare, Inc. ("Owen") 401(k) Savings Plan (the "Plan"). All such Common Shares were previously included in the Form S-4.

         On March 18, 1997, Owl Merger Corp., a Texas corporation and a wholly owned subsidiary of the Registrant ("OMC"), was merged with and into Owen (the "Merger") pursuant to an Agreement and Plan of Merger dated November 27, 1996, among the Registrant, OMC and Owen (the "Merger Agreement"). As a result of the Merger, each outstanding share of Owen Common Stock (with certain specified exceptions) was converted into Common Shares of the Registrant pursuant to the exchange ratio (the "Exchange Ratio") set forth in the Merger Agreement. Also as a result of the Merger, shares of Owen Common Stock are no longer available as an investment alternative pursuant to the Plan. Instead, participants in the Plan will receive in lieu of Owen Common Stock that number of Common Shares of the Registrant equal to the number of shares of Owen Common Stock held in their accounts under the Plan immediately prior to the effective time of the Merger multiplied by the Exchange Ratio.

         The designation of Amendment No. 2 as Registration No. 333-21631-02 denotes that Amendment No. 2 relates only to the Common Shares issuable pursuant to the Plan and that this is the second Post-Effective Amendment to the S-4 filed with respect to such shares.

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

         The documents listed below are incorporated by reference in the registration statement. All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), subsequent to the date of the filing of this registration statement and prior to the filing of a post-effective amendment that indicates that all securities registered hereunder have been sold, or that de-registers all securities then remaining unsold, shall be deemed to be incorporated by reference in the registration statement and to be a part hereof from the date of the filing of such documents.

         (a) The Annual Report on Form 10-K of the Company for the fiscal year ended June 30, 1996 filed with the Commission on August 26, 1996;

         (b) The Annual Report on Form 11-K of the Plan for the fiscal year ended December 31, 1995, filed with the Commission on June 28, 1996.

         (c) The information contained in the Company's Proxy Statement dated September 27, 1996 for its Annual Meeting of Shareholders held on October 29, 1996 that was filed with the Commission on Schedule 14A on September 27, 1996, other than the information contained therein under the captions "Report of the Committee on Executive Compensation" and "Performance Graphs";

         (d) The Current Report on Form 8-K of the Company filed with the Commission on October 18, 1996;

         (e) The Quarterly Report on Form 10-Q of the Company for the fiscal quarter ended September 30, 1996 filed with the Commission on November 6, 1996;

         (f) The Quarterly Report on Form 10-Q of the Company for the fiscal quarter ended December 31, 1996 filed with the Commission on February 6, 1997;

         (g) The Current Report on Form 8-K of the Company filed with the Commission on March 4, 1997;

         (h) The Current Report on Form 8-K of the Company filed with the Commission on March 19, 1997;

         (i) The Current Report on Form 8-K of the Company filed with the Commission on April 21, 1997;

         (j) The Quarterly Report on Form 10-Q of the Company for the fiscal quarter ended March 31, 1997 filed with the Commission on May 9, 1997;

         (k) The Current Report on Form 8-K of the Company filed with the Commission on June 10, 1997; and

         (l) The description of the Company's Common Shares contained in the Company's Registration Statement on Form 8-A dated August 19, 1994, pursuant to
Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 1701.13(E) of the Ohio Revised Code sets forth conditions and limitations governing the indemnification of officers, directors, and other persons.

         Article 6 of the Company's Restated Code of Regulations ("Code of Regulations"), as amended, contains certain indemnification provisions adopted pursuant to authority contained in Section 1701.13(E) of the Ohio Revised Code. The Company's Code of Regulations provides for the indemnification of its officers, directors, employees, and agents against all expenses with respect to any judgments, fines, and amounts paid in settlement, or with respect to any threatened, pending, or completed action, suit, or proceeding to which they were or are parties or are threatened to be made parties by reason of acting in such capacities, provided that it is determined, either by a majority vote of a quorum of disinterested directors of the Company or the shareholders of the Company or otherwise as provided in Section 1701.13(E) of the Ohio Revised Code, that (a) they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interest of the Company; (b) in any action, suit, or proceeding by or in the right of the Company, they were not, and have not been adjudicated to have been, negligent or guilty of misconduct in the performance of their duties to the Company; and (c) with respect to any criminal action or proceeding, that they had no reasonable cause to believe that their conduct was unlawful. Section 1701.13(E) provides that to the extent a director, officer, employee, or agent has been successful on the merits or otherwise in defense of any such action, suit, or proceeding, he shall be indemnified against expenses reasonably incurred in connection therewith. At present there are no material claims, actions, suits, or proceedings pending where indemnification would be required under these provisions, and the Company does not know of any such threatened claims, actions, suits, or proceedings which may result in a request for such indemnification.

         The Company has entered into indemnification contracts with certain of its directors and executive officers. These contracts generally: (i) confirm the existing indemnity provided to them under the Company's Code of Regulations and assure that this indemnity will continue to be provided; (ii) provide that if the Company does not maintain directors' and officers' liability insurance, the Company will, in effect, become a self-insurer of the coverage; and (iii) provide that, in addition, the directors and officers shall be indemnified to the fullest extent permitted by law against all expenses (including legal fees), judgments, fines, and settlement amounts paid or incurred by them in any action or proceeding, including any action by or in the right of the Company, on account of their service as a director, officer, employee, or agent of the Company or at the request of the Company as a director, officer, employee, or agent of another corporation or enterprise. Coverage under the contracts is excluded: (A) on account of conduct which is finally adjudged to be knowingly fraudulent, deliberately dishonest, or willful misconduct; or (B) if a final court of adjudication shall determine that such indemnification is not lawful; or (C) in respect of any suit in which judgment is rendered for violations of
Section 16(b) of the Securities and Exchange Act of 1934, as amended, or similar provisions of any federal, state, or local statutory law; or (D) on account of any remuneration paid which is finally adjudged to have been in violation of law; or (E) as to officers who are not directors, with respect to any act or omission which is finally adjudged to have been a violation, other than in good faith, of the Company's Standards of Business Conduct of which the officer then most recently has received written notice. The indemnification agreements are applicable to claims asserted after their effective date, whether arising from acts or omissions occurring before or after their effective date, and associated legal expenses.

ITEM 8.  EXHIBITS.

Exhibit Number                          Description of Exhibit
--------------                          ----------------------
5                          Internal Revenue Service Determination Letter for the Plan

23(a)                      Consent of Deloitte & Touche LLP

23(b)                      Consent of Ernst & Young LLP

23(c)                      Consent of Price Waterhouse LLP

24                         Power of attorney

99(a)                      Owen Healthcare, Inc. 401(k) Savings Plan


ITEM 9. UNDERTAKINGS.

A. The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act"); (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and (iii) to include any material information with respect to the plans of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that clauses (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement;

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and each filing of the Plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described under Item 6 above or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Post-Effective Amendment No. 2 on Form S-8 to Form S-4 Registration Statement and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dublin, State of Ohio, on the 13th day of June, 1997.

                                            CARDINAL HEALTH, INC.

                                            By: /s/ Robert D. Walter
                                                -------------------------------
                                                    Robert D. Walter, Chairman
                                                    and Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 2 on Form S-8 to Form S-4 Registration Statement has been signed by the following persons in the capacities indicated on the 13th day of June, 1997.

Signature                                                       Title
---------                                                       -----
/s/ Robert D. Walter                                            Chairman and Chief Executive
-------------------------------                                 Officer (principal executive officer) and Director
Robert D. Walter

/s/ David Bearman                                               Executive Vice President and Chief
-------------------------------                                 Financial Officer (principal financial officer)
David Bearman

/s/Richard J. Miller                                            Vice President, Controller and Principal
-------------------------------                                 Accounting Officer
Richard J. Miller

*                                                               Director
-------------------------------
John F. Finn

*                                                               Director
-------------------------------
Robert L. Gerbig

*                                                               Director
-------------------------------
John F. Havens

*                                                               Director
-------------------------------
Regina E. Herzlinger

/s/ John C. Kane                                                Director
-------------------------------
John C. Kane

*                                                               Director
-------------------------------
J. Michael Losh

*                                                               Director
-------------------------------
George R. Manser

*                                                               Director
-------------------------------
John B. McCoy

*                                                               Director
-------------------------------
Jerry E. Robertson

*                                                               Director
-------------------------------
L. Jack Van Fossen

*                                                               Director
-------------------------------
Melburn G. Whitmire

*By: /s/ George H. Bennett, Jr.
     --------------------------
         George H. Bennett, Jr.
         Attorney-in-fact

         Plan. Pursuant to the requirements of the Securities Act of 1933, the Plan Committee have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dublin, State of Ohio, on June 13, 1997.

                                      Owen Healthcare, Inc. 401(k) Savings Plan

                                      By: /s/ Stanley H. Florance
                                          -------------------------
                                              Stanley H. Florance
                                              Plan Committee Member

                                 EXHIBIT INDEX
                                 -------------

Exhibit Number                        Description of Exhibit
--------------                        ----------------------
5                          Internal Revenue Service Determination Letter for the Plan

23(a)                      Consent of Deloitte & Touche LLP

23(b)                      Consent of Ernst & Young LLP

23(c)                      Consent of Price Waterhouse LLP

24                         Power of attorney

99(a)                      Owen Healthcare, Inc. 401(k) Savings Plan